Exhibit 11.                     Pennsylvania Commerce Bancorp, Inc.
                                Computation of Net Income Per Share
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                             For the Quarter Ended September 30, 2000
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                                                        Income           Shares        Per Share
                                                     (Numerator)      (Denominator)      Amount
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
Basic Earnings Per Share
Net income                                           $1,014,000
Preferred stock dividends                              (20,000)
                                                       --------
Income available to common stockholders                 994,000         1,653,007        $0.60
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Effect of Dilutive Securities
Stock Options                                                             123,154
                                                                          -------
Diluted Earnings Per Share
Income available to common stockholders plus
assumed conversions                                    $994,000         1,776,161        $0.56
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                           For the Nine Months Ended September 30, 2000
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                                                        Income           Shares        Per Share
                                                     (Numerator)      (Denominator)      Amount
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Basic Earnings Per Share
Net income                                           $2,650,000
Preferred stock dividends                              (60,000)
                                                       --------
Income available to common stockholders               2,590,000         1,651,007        $1.57
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Effect of Dilutive Securities
Stock Options                                                             112,763
                                                                          -------
Diluted Earnings Per Share
Income available to common stockholders plus
assumed conversions                                  $2,590,000         1,763,770        $1.47
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                             For the Quarter Ended September 30, 1999
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                                                        Income           Shares        Per Share
                                                     (Numerator)      (Denominator)      Amount
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Basic Earnings Per Share
Net income                                             $923,000
Preferred stock dividends                              (20,000)
                                                       --------
Income available to common stockholders                 903,000         1,638,247        $0.55
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Effect of Dilutive Securities
Stock Options                                                             107,683
                                                                          -------
Diluted Earnings Per Share
Income available to common stockholders plus
assumed conversions                                    $903,000         1,745,930        $0.51
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                           For the Nine Months Ended September 30, 1999
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                                                        Income           Shares        Per Share
                                                     (Numerator)      (Denominator)      Amount
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Basic Earnings Per Share
Net income                                           $2,168,000
Preferred stock dividends                              (60,000)
                                                       --------
Income available to common stockholders               2,108,000         1,637,082        $1.29
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Effect of Dilutive Securities
Stock Options                                                             125,062
                                                                          -------
Diluted Earnings Per Share
Income available to common stockholders plus
assumed conversions                                  $2,108,000         1,762,144        $1.20
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